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                      AMERICAN NORTEL COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                     1998        1997
                                                  1ST QUARTER  1ST QUARTER
BASIC EARNINGS PER SHARE: (NOTE 2)

Common shares outstanding, beginning of period.    13,845,016  8,769,500

Effects of weighting shares:
   Weighted common shares issued. . . . . . . .       225,874    448,788
                                                 ------------  ---------

Weighted average number of common shares. . . .    14,070,890  9,218,288
                                                 ============  =========
   outstanding

Net Income. . . . . . . . . . . . . . . . . . .  $ 561,444.01  12,323.05
                                                 ============  =========

Earnings Per Share. . . . . . . . . . . . . . .  $       0.04       0.00
                                                 ============  =========


DILUTED EARNINGS PER SHARE: (NOTE 2)

Common shares outstanding, beginning of period.    13,845,016  8,769,500

Effects of weighting shares:

   Weighted common shares issued. . . . . . . .       225,874    448,788
   10% Convertible Debentures . . . . . . . . .         5,844    314,613
                                                 ------------  ---------

Weighted average number of common shares and
   common equivalent shares outstanding . . . .    14,076,734  9,532,901
                                                 ============  =========

Net Income. . . . . . . . . . . . . . . . . . .  $ 561,444.01  12,323.05
                                                 ============  =========

Earnings Per Share. . . . . . . . . . . . . . .  $       0.04       0.00
                                                 ============  =========
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